Exhibit 99.1
Douglas D. McKenney, CFA
Director II
Listing Qualifications
The NASDAQ Stock Market LLC
+1 301 978 8011
Sent via Electronic Delivery
November 9, 2009
Nicholas Unkovic, Esq,
Squire, Sanders & Dempsey L.L.P.
600 Hansen Way
Palo Alto, CA 94304
Re:	UCBH Holdings, Inc. (the “Company”) — Staff Determination Nasdaq Symbol: UCBH
Dear Mr. Unkovic:
In its November 6, 2009 press release, the Federal Deposit Insurance Company (the “FDIC”) announced that United Commercial Bank, the wholly owned subsidiary of UCBH Holdings, Inc. was closed by the California Department of Financial Institutions, and that the FDIC was appointed as receiver. As a result, Staff has concerns about the Company’s ability to demonstrate compliance with all of the requirements for continued listing on the Nasdaq Stock Market, as well as the residual equity interest of the Company’s common stock holders.
In addition, the Company previously received notice from the Nasdaq Stock Market that it no longer met the requirements for listing on the Nasdaq Global Market. Specifically, the Company did not meet the requirement of Nasdaq Listing Rule 5250(c)(1) (the “Rule”) because it had not filed its Form 10-Q for the periods ended March 31 and June 30, 2009. Staff granted the Company until November 16, 2009 to regain compliance with the Rule.1
After reviewing the FDIC press release and such other information as is publicly available, and in accordance with Listing Rules 51012,
5110(b),3 and IM-5101-1,4 Staff has determined that the

[1]	For online access to all Nasdaq Rules, please see “Nasdaq Reference Links,” included with this letter.

[2]	Listing Rule 5101 states in part that Nasdaq “has broad discretionary authority over the initial and continued listing of securities in Nasdaq in order to maintain the quality of and public confidence in its market, to prevent fraudulent and manipulative acts and practices, to promote just and equitable principles of trade, and to protect investors and the public interest. Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq.”

[3]	Listing Rule 5110(b) states in part that “Nasdaq may use its discretionary authority under Rule 5100 to suspend or terminate the listing of a Company that has filed for protection under any provision of the federal bankruptcy laws or comparable foreign laws, or has announced that liquidation has been authorized by its board of directors and that it is committed to proceed, even though the Company’s securities otherwise meet all enumerated criteria for continued listing on Nasdaq.”

Nicholas Unkovic, Esq.
November 9, 2009

Company’s securities will be delisted from The Nasdaq Stock Market. Accordingly, unless the Company requests an appeal of this determination as described below, trading of the Company’s common stock will be suspended5 at the opening of business on November 18, 2009, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on The Nasdaq Stock Market.
Listing Rule 5810(b) requires that the Company, as promptly as possible but no later than four business days from the receipt of this letter, make a public announcement through the news media which discloses receipt of this letter and the Nasdaq rules upon which it is based.6 The Company must provide a copy of this announcement to Nasdaq’s MarketWatch Department, Listing Qualifications Department, and Hearings Department at least 10 minutes prior to its public dissemination.7 For your convenience, we have enclosed a list of news services.
The Company may appeal Staff’s determination to the Nasdaq Listing Qualifications Panel (the “Panel”); pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. A hearing request will stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s decision. Hearing requests should not contain arguments in support of the Company’s position. The Company may request either an oral hearing or a hearing based solely on written submissions. The fee for an oral hearing is $5,000; the fee for a hearing based on written submissions is $4,000. Please send your non-refundable hearing fee by wire transfer to “The Nasdaq Stock Market LLC” in accordance with the instructions on the attached Hearing Fee Payment Form.8 The request for a hearing and evidence of the wire transfer must be received by the Hearings Department no later than 4:00 p.m. Eastern Time on November 16, 2009. The request and confirmation of the wire transfer9 should be sent to the attention of Amy Horton, Associate General Counsel, Nasdaq Office of General Counsel, via email at: hearings@nasdaqomx.com.
Please note that the suspension and delisting will be stayed only if the Hearings Department (the Rockville, MD location) receives the Company’s hearing request on or before 4:00 p.m. Eastern Time on November 16, 2009.
Please refer to our website for information regarding the hearing process: http://www.nasdaq.com/about/LegalComplianceFAQs.stm#hearings. If you would like additional information regarding the hearing process, please call the Hearings Department at +1 301 978 8203.

[4]	IM-5101-1 states in part, that “Nasdaq may also use its discretionary authority, for example, when a Company files for protection under any provision of the federal bankruptcy laws or comparable foreign laws...”

[5]	Trading in the Company’s securities has been halted since November 9, 2009 as a result of the events described in FDIC’s November 6, 2009 press release.

[6]	We also note that Item 3.01 of Form 8-K requires disclosure of the receipt of this notification within four business days. See, SEC Release No. 34-49424.

[7]	The notice should be submitted to Nasdaq’s MarketWatch Department through the Electronic Disclosure service available at www.NASDAQ.net. The facsimile numbers for Nasdaq’s Listing Qualifications and Hearings Departments are +1 301 978 4028 and +1 301 978 8080, respectively.

[8]	The Form also includes instructions for payment by check.

[9]	The confirmation of the wire transfer should be provided in an electronic file such as a PDF document attached to the email request.

Nicholas Unkovic, Esq.
November 9, 2009

Listing Rule 5835 prohibits communications relevant to the merits of a proceeding under the Listing Rule 5800 Series between the Company and the Hearings Department unless Staff is provided notice and an opportunity to participate. In that regard, Staff waived its right to participate in any oral communications between the Company and the Hearings Department. Should Staff determine to revoke such waiver, the Company will be immediately notified, and the requirements of Listing Rule 5835 will be strictly enforced.
If the Company does not appeal Staff’s determination to the Panel, the Company’s securities will not be immediately eligible to trade on the OTC Bulletin Board or in the “Pink Sheets.” The securities may become eligible if a market maker makes application to register in and quote the security in accordance with SEC Rule 15c2-11, and such application (a “Form 211”) is cleared.10 Only a market maker, not the Company, may file a Form 211.
While the suspension announcement will be included on the “Daily List,” which is posted and available to subscribers of www.Nasdaqtrader.com at approximately 2:00 p.m. on November 17, 2009, news of the suspension may not be deemed publicly disseminated until the Company makes an announcement through a Regulation FD compliant means of communication.
If you have any questions, please contact Randy Genau, Director, at +1 301 978 8049 or Brie Charles, Associate Director, at +1 301 978 8039.
Sincerely,
/s/ Douglas D. McKenney

[10]	Pursuant to FINRA Marketplace Rules 6530 and 6540, a Form 211 cannot be cleared if the issuer is not current in its filing obligations.

NASDAQ REFERENCE LINKS

Topic	Description	Link
NASDAQ Listing Rules	All initial and continued listing rules	NASDAQ Listing Rules

Corporate Governance	Independent directors, committee requirements and shareholder approval	www.nasdaq.com/about/FAQsCorpGov.stm

Fees	Fee schedule	www.nasdaq.com/about/FAQsFees.stm

Frequently Asked Questions (FAQs)	Topics related to initial and continued listing	www.nasdaq.com/about/LegalComplianceFAQs.stm

Hearing Requests & Process	Discussion of the Nasdaq Hearings process	www.nasdaq.com/about/FAQsHearings.stm

Listing of Additional Shares (LAS)	Explanation of Nasdaq’s Listing of Additional Shares process	www.nasdaq.com/about/FAQsLAS.stm

Transfer to the Nasdaq Capital Market	Procedures and application to transfer securities to the Nasdaq Capital Market	www.nasdaq.com/about/FAQsPhaseDown.stm
DIRECTORY OF NEWS SERVICES*
The use of any of these services will satisfy NASDAQ’s listing rules that require the disclosure of specific information in a press release or public announcement. The Company must ensure that the full text of the required announcement is disseminated publicly. The Company has not satisfied this requirement if the announcement is published as a headline only or if the news service determines not to publish the full text of the story.

News Service	Internet Address	Telephone Number
Bloomberg Business News	www.bloomberg.com	Toll free: 800 444 2090
Phone: 609 750 4500

Business Wire	www.businesswire.com	Toll free: 800 227 0845
Phone: 415 986 4422

Dow Jones News Wire	www.djnewswires.com	Phone: 201 938 5400

GlobeNewswire	www.globenewswire.com	Toll free: 800 307 6627
(A NASDAQ OMX Co.)		Phone: 310 642 6930

MarketWire	www.marketwire.com	Toll free: 800 774 9473 Phone: 310 765 3200

PR Newswire	www.prnewswire.com	Toll free: 800 832 5522
Phone: 201 360 6700

Reuters	www.thomsonreuters.com	Phone: 646 223 6000

*	Nasdaq cannot render advice to the Company with respect to the format or content of the public announcement. The following is provided only as a guide that should be modified following consultation with securities counsel: the Company received a Nasdaq Staff Deficiency Letter on (DATE OF RECEIPT OF STAFF DEFICIENCY LETTER) indicating that the Company fails to comply with the (STOCKHOLDERS’ EQUITY, MINIMUM BID PRICE, MARKET VALUE OF PUBLICLY HELD SHARES, etc.) requirement(s) for continued listing set forth in Listing Rule(s) .

The NASDAQ Stock Market
Hearing Payment Form
Listing Rule 5815(a) requires the issuer to submit a fee to cover the costs of the hearing. The fee for an oral hearing is $5,000. The fee for a written hearing is $4,000. NASDAQ requests that the fee be paid concurrently with your hearing request by wire transfer following the instructions below. If you do not have access to wire transfer, you may pay by check
Payment By Wire: Please use the following instructions and include the specific reference information provided below when transmitting your payment.

By Federal Reserve Wire		By American Clearing House
The NASDAQ Stock Market LLC		The NASDAQ Stock Market LLC
Bank Name:	Wachovia Bank, N.A.	Bank Name:	Wachovia Bank, N.A.
Bank Address:	New York, NY	Bank Address:	New York, NY
SWIFT Number:	PNBPUS3NNYC	SWIFT Number:	PNBPUS3NNYC
ABA Number:	031201467	ABA Number:	026012881
Beneficiary:	NASDAQ	Beneficiary:	NASDAQ
Account Number:	2000031405177	Account Number:	2000031405177
Reference:	Company name, symbol, and note that the fee is for a hearing.	Reference:	Company name, symbol, and note that the fee is for a hearing.

Payment By Check: The check must be made payable to The NASDAQ Stock Market LLC and sent under separate cover to the address provided below. Please complete this form and submit it with your payment.

COMPANY NAME	SYMBOL

ADDRESS

ADDRESS

REMITTER NAME

(IF NOT THE SAME AS THE COMPANY)

CHECK ENCLOSED IN THE AMOUNT OF $	CHECK NO.

Please mail this form and your payment by courier/overnight to:
The NASDAQ Stock Market LLC
Office of General Counsel — Hearings
Lockbox 90200
c/o Wachovia Bank, N.A.
401 Market Street
Philadelphia, PA 19106